Exhibit 99.1

Chase Credit Card Master Trust

Excess Spread Analysis - December 2006

Series Deal Size Expected Maturity	2002-1 $1,000MM 3/15/2007	2002-3 $1,500MM 6/15/2009	2002-5 $1,000MM 7/15/2007	2002-7 $750MM 11/15/2007	2003-2 $1,340MM 4/15/2008	2003-3 $1,425MM 7/15/2008
Yield	17.28%	17.28%	17.28%	17.28%	17.28%	17.28%
Less: Coupon	5.50%	5.57%	5.50%	5.54%	5.53%	5.52%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	4.26%	4.26%	4.26%	4.26%	4.26%	4.26%
Excess Spread:
December-06	6.02%	5.95%	6.02%	5.98%	5.99%	6.00%
November-06	5.65%	5.58%	5.66%	5.61%	5.62%	5.64%
October-06	6.27%	6.21%	6.28%	6.23%	6.24%	6.26%
Three Month Average Excess Spread	5.98%	5.91%	5.99%	5.94%	5.95%	5.97%

Delinquency:
30 to 59 Days	0.97%	0.97%	0.97%	0.97%	0.97%	0.97%
60 to 89 Days	0.70%	0.70%	0.70%	0.70%	0.70%	0.70%
90+ Days	1.59%	1.59%	1.59%	1.59%	1.59%	1.59%
Total	3.26%	3.26%	3.26%	3.26%	3.26%	3.26%

Principal Payment Rate	17.87%	17.87%	17.87%	17.87%	17.87%	17.87%

Series Deal Size Expected Maturity	2003-4 $725MM 10/15/2013	2003-5 $1,000MM 10/15/2008	2003-6 $2,000MM 11/15/2008	2004-1 $1,500MM 2/15/2007	2004-2 $1,750MM 6/15/2007
Yield	17.28%	17.28%	17.28%	17.28%	17.28%
Less: Coupon	5.66%	5.51%	5.49%	5.38%	5.40%
Servicing Fee	1.50%	1.50%	1.50%	1.50%	1.50%
Net Credit Losses	4.26%	4.26%	4.26%	4.26%	4.26%
Excess Spread:
December-06	5.86%	6.01%	6.03%	6.14%	6.12%
November-06	5.49%	5.64%	5.66%	5.77%	5.75%
October-06	6.11%	6.27%	6.28%	6.39%	6.37%
Three Month Average Excess Spread	5.82%	5.97%	5.99%	6.10%	6.08%

Delinquency:
30 to 59 Days	0.97%	0.97%	0.97%	0.97%	0.97%
60 to 89 Days	0.70%	0.70%	0.70%	0.70%	0.70%
90+ Days	1.59%	1.59%	1.59%	1.59%	1.59%
Total	3.26%	3.26%	3.26%	3.26%	3.26%

Principal Payment Rate	17.87%	17.87%	17.87%	17.87%	17.87%